                                                                                                                                                            EXHIBIT 10.36

SEPARATION AGREEMENT AND RELEASE

        This Separation Agreement and Release (the "Agreement") is made by and between Sagent Technology, Inc. (the "Company") and Ben C. Barnes ("Executive").

        WHEREAS, Executive was employed by the Company;

        WHEREAS, Executive signed an Employment Agreement on August 4, 2000 (the "Employment Agreement");

        WHEREAS, Executive signed an August 4, 2000 Indemnification Agreement with the Company (the "Indemnification Agreement");

        WHEREAS, Executive signed two Confidentiality, Assignment and Restrictions Agreements with the Company on August 14, 2000 and September 15, 2000, respectively (the "Confidentiality Agreements");

        WHEREAS, pursuant to the Employment Agreement, on August 4, 2000, Executive was granted an option (the "Initial Option") to purchase 750,000 shares of the Company's common stock pursuant to the Company's 1998 Stock Plan (the "Plan") and represented by an option agreement executed by Executive and the Company (the "Initial Option Agreement");

        WHEREAS, pursuant to the Employment Agreement Executive was granted 150,000 shares of Company common stock subject to a Company reacquisition right (the "Restricted Stock") represented by a restricted stock purchase agreement executed by Executive and the Company (the "RSPA");

        WHEREAS, Executive was granted an option (the "Second Option") on May 16, 2001, pursuant to the Plan to purchase 400,000 shares of Company common stock represented by an option agreement executed by Executive and the Company (the "Subsequent Option Agreement);

        WHEREAS, Executive was granted an option (the "Third Option" and together with the Initial Option and the Second Option, the "Options") on June 29, 2001, pursuant to the Plan to purchase 5,313 shares of the Company common stock represented by an option agreement executed by Executive and the Company (the "Third Option Agreement" and together with the Initial Option Agreement and the Second Option Agreement, the "Option Agreements"); and

        WHEREAS, Executive ceased performing services for the Company July 19, 2002 and Executive's employment with the Company terminated effective August 31, 2002 (the "Termination Date");

        NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (jointly referred to as the "Parties") hereby agree as follows:

        1. Consideration.

                (a) Annualized Severance Benefit. In lieu of any payments Executive would otherwise be entitled to under Section 12(a)(ii) or Section 12(b) of his Employment Agreement, the Company shall provide Executive with annualized severance benefits equal to the lump sum of four hundred and twenty-five thousand dollars ($425,000,) less: (i) applicable withholding (which withholding amount shall be calculated prior to the other deductions provided for in this Section 1(a)); (ii) the amount of six thousand, one hundred and seventy-three dollars and ninety-eight cents ($6,173.98) for withholding taxes due as a result of Executive's recognition of income on the Company's payment of Executive's legal fees; (iii) the amount of two thousand, five hundred and twelve dollars and fifty cents ($2,512.50) owed to the Company as a full and final reimbursement for the Company's overpayment of legal fees to Executive as set forth in Section 2 below; (iv) the amount of fifty-two thousand, nine hundred and ninety-nine dollars and seventeen cents ($52,999.17) for withholding taxes due on Restricted Stock pursuant to Section 1(d) below; and (v) the amount of nineteen thousand, three hundred and eighty-one dollars and twenty-one cents ($19,380.21) for withholding taxes due for the Company's payment of Life Insurance and Disability Insurance premiums for Executive in 2001 (the final amount of this severance benefit, the "Annualized Severance Benefit"). The Annualized Severance Benefit will be apportioned and paid in equal installments with the first payment to be made on the first regular payroll date following the Effective Date of this Agreement and subsequent payments to continue thereafter, in accordance with the Company's regular payroll practices, until the date twelve (12) months following the Termination Date (the "Payment Period") as follows:

                        (i) Executive's first payment will reflect payment for the period from July 19, 2002 through to the next current pay period following the Effective Date of this Agreement, less applicable withholding.

                        (ii) In the event that Executive secures alternative employment prior to the Annualized Severance Benefit being paid in full, Executive agrees to immediately inform the Company of the date he shall start receiving a salary from his new employer and the salary that he shall receive (the "New Salary"). If Executive's New Salary is equal to or greater than two hundred thousand dollars ($200,000.00) annualized, Executive hereby elects and agrees that he shall forego receipt of any remaining unpaid portion of the Annualized Severance Benefit in cash, and that the total remaining unpaid balance of the Annualized Severance Benefit immediately shall be applied instead to the repayment of the Relocation Loan referred to in Section 1(e)(ii) below. If Executive's New Salary is less than two hundred thousand dollars ($200,000.00) annualized, the Company shall continue paying Executive installment payments under the Annualized Severance Benefit through the remainder of the Payment Period, provided, however, that effective the first day Executive receives a New Salary payment from his new employer, such installment payments shall be reduced by an amount which is at least equal to Executive's semi-monthly or bi-weekly (as applicable) payment of New Salary (such payments from the new employer, the "New Payments"). The reduced Annualized Severance Benefit installment payments shall equal an amount that when added to Executive's New Payments provides Executive with no more than the semi-monthly or bi-weekly amount he would receive if his New Salary equaled two hundred thousand dollars ($200,000.00) annualized (the "Modified Annualized Severance Benefit.") In no event, however, shall the Company be required to pay Executive an installment payment greater than the installment payments provided for pursuant to Paragraph 1(a) above. Additionally, if Executive's New Salary is less than two hundred thousand dollars ($200,000.00) annualized, Executive hereby elects and agrees that he shall forego receipt in cash of any remaining portion of the Annualized Severance Benefit that is not to be paid as a Modified Annualized Severance Benefit installment payment during the remainder of the Payment Period, and that such total remaining portion of the Annualized Severance Benefit shall be immediately applied instead to the repayment of the Relocation Loan referred to in Section 1(e)(ii) below.

                        (iii) During the Payment Period, Executive will not be entitled to accrual of any employee benefits, including, but not limited to, vesting in stock options or vacation benefits.

                (b) Pro-rated Severance Benefit. Pursuant to Section 12(a)(iii) of the Employment Agreement, Executive shall receive a pro-rated severance benefit in the amount of one hundred and sixty thousand, four hundred and seventeen dollars ($160,417.00), less applicable withholding (the "Pro-Rated Severance Benefit.") Executive hereby elects to forego cash receipt of all of the net amount, after applicable withholdings, of one hundred and five thousand, one hundred and fifty-three dollar and thirty-four cents ($105,153.34) Pro-Rated Severance Benefit, and instead to have such amount applied to the repayment of the Relocation Loan referred to in Section 1(e)(ii) below.

                (c) Stock Options.

                        (i) As of August 9, 2002, Executive agrees that he was vested in 750,000 shares subject to the Initial Option, 116,666 shares subject to the Second Option, and 5,313 shares subject to the Third Option, and no more. Executive shall not be entitled to continued vesting in the Options after August 9, 2002. Except as otherwise provided herein, the exercise of the vested shares subject to the Options shall be governed by the terms and conditions of the Plan and the Option Agreements.

                        (ii) Pursuant to Section 12(a)(v)(2) of the Employment Agreement, 100% of the shares subject to the Initial Option are to vest and remain exercisable for two years following the Termination Date. The Parties hereby agree that the Initial Option shall terminate and Executive shall no longer have any rights with respect thereto as of the Termination Date in exchange for Executive being permitted to exercise the Second Option (to the extent vested on the Termination Date) for two years following the Termination Date, subject to earlier termination as may be provided in the Plan (specifically, Section 13 of the Plan). Executive understands that this amendment may disqualify Executive's incentive stock option and result in Executive having a nonstatutory stock option. Executive further understands that in any event an incentive stock option converts into a nonstatutory stock option three (3) months and one (1) day after the Termination Date.

                        (iii) Executive hereby acknowledges and agrees that the Company shall retain all shares that would otherwise be issued upon Executive's exercise of any Option until Executive makes arrangements to the satisfaction of the Company for the payment of any applicable withholding taxes that may arise as a result of any such exercise.

            (d) Restricted Stock. Pursuant to Section 12(a)(vi) of the Employment Agreement, 100% of the remaining seventy-five thousand (75,000) unvested shares of Restricted Stock shall vest and any Company reacquisition right with respect thereto shall lapse. The Company and Executive acknowledge and agree that a withholding tax liability exists in the total amount of fifty-two thousand, nine hundred and ninety-nine dollars and seventeen cents ($52,999.17) as a result of income deemed realized by Executive as a result of the vesting of all one hundred and fifty thousand (150,000) shares of Restricted Stock. The Parties agree that payment for such withholding liability shall be made by reducing the amount of the Annualized Severance Benefit provided for in Section 1(a) by fifty-two thousand, nine hundred and ninety-nine dollars and seventeen cents ($52,999.17,) as set forth in Section 1(a) above. The Company acknowledges that Executive has paid in full the purchase price for all one hundred and fifty thousand (150,000) shares of restricted stock. The Company will release all the Restricted Stock from escrow upon the Effective Date.

            (e) Reassignment and Relocation Loans.

                        (i) Except where otherwise provided for herein, pursuant to Section 7(a)(i) of the Employment Agreement, the total outstanding balance of the seven hundred and fifty thousand dollar ($750,000) reassignment loan referred to in Section 7(a) of the Employment Agreement (the "Reassignment Loan") is hereby forgiven. Executive acknowledges and agrees that the forgiveness of the Reassignment Loan will be reported on Executive's IRS Form W-2 Statement for 2002 and that withholding will be required with respect thereto. Such forgiveness is contingent upon Executive satisfying all such withholding tax obligations. The Parties agree that, notwithstanding the provisions of Section 7(a)(i) of the Employment Agreement, the Company will not provide Executive with any loan to satisfy the withholding tax obligations that arise as a result of the forgiveness of the Reassignment Loan as provided for herein. The Company and Executive each acknowledge and agree that a withholding tax obligation in the amount of two hundred and fifty-eight thousand, three hundred and seventy five dollars ($258,375) (such amount the "Withholding Amount") will result from forgiveness of the Reassignment Loan. Such payment shall be made to the Company no later than forty (40) working days after the Effective Date of this Agreement. In the event that Executive fails to pay the Withholding Amount to the Company, Executive agrees that the Withholding Amount shall be deducted from the Annualized Severance Benefit referred to in Paragraph 1(a), thereby reducing the amount of any subsequent installment payments due to Executive.

                        (ii) The Parties acknowledge that as of August 31, 2002, and prior to any reduction pursuant to Sections 1(a) or 1(b) above, the outstanding principal plus accrued interest on the loan referred to in Section 7(b) of the Employment Agreement is one million, seven hundred and thirty thousand, nine hundred and sixty-two dollars ($1,730,962)(the "Relocation Loan"). In accordance with the Employment Agreement, all outstanding principal of and interest on the Relocation Loan will be due and payable on August 4, 2005. The Relocation Loan shall continue to be secured against Executive's primary residence, and Executive hereby agrees to cooperate with the Company and to take such action as the Company may reasonably request to assist in the perfection of such security interest, should the Company determine that perfection is desired.

                (f) COBRA. Pursuant to Section 12(a)(iv) of the Employment Agreement, the Company shall reimburse Executive for the payments he makes for COBRA coverage for Executive and his covered dependants for a period equal to the shorter of either twelve (12) months beginning on the Termination Date, or until Executive has secured other employment providing similar coverage of Executive and his dependants, provided Executive timely elects and pays for COBRA coverage. COBRA reimbursements shall be made by the Company to Executive within fifteen (15) days of Executive's provision to the Company of documentation substantiating his payments for COBRA coverage.

                (g) Resignation. The Company and Executive agree that Executive's termination of employment is a voluntary resignation, subject to the terms and conditions herein, and the Company agrees that all of the Company's internal and external communications created after the Effective Date of this Agreement regarding the circumstances of Executives termination of employment shall state that Executive's termination is a voluntary resignation. The Company shall confirm that Executive resigned from his employment to any potential future employer who contacts the Company's human resources department and requests confirmation of this information. Upon execution of this Agreement by both parties, Executive shall forthwith deliver to the Company's Board of Directors his resignation as a member of such Board of Directors.

                (h) Purchase of Company Property. The Company agrees to permit Executive to retain a Company Facsimile Machine, Scanner and Printer in his possession, provided Executive pays the Company one hundred and ninety-nine dollars ($199.00) for the Facsimile Machine, Scanner and Printer. Such payment shall be made to the Company no later than the first regular payroll date after the Effective Date of this Agreement, or the equipment shall be returned to the Company.

                (i) Supplementary Severance Benefit. The Company agrees to pay Executive the lump sum equivalent of thirty-eight thousand seven hundred and fifty-six dollars and twenty-five cents ($38,756.25) less applicable withholding in the amount of thirteen thousand three hundred and fifty-one dollars and fifty-three cents (13,351.53), within five (5) days of the Effective Date of this Agreement.

        2. Attorneys' Fees. Executive acknowledges and agrees that the Company shall deduct the amount of six thousand, one hundred and seventy-three dollars and ninety-eight cents ($6,173.98) from Executive's cash payment as set forth in Section 1(a) of this Agreement to satisfy in full tax withholding obligations resulting from the Company's payment of attorney fees incurred in connection with the Employment Agreement.

        3. Benefits. Executive's health insurance benefits with the Company shall cease on August 31, 2002 subject to Executive's right to continue his health insurance under COBRA. All other benefits and incidents of employment ceased on the Termination Date.

        4. Payment of Obligations. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, severance, outplacement costs, fees, stock, stock options, vesting, commissions and any and all other benefits and compensation due to Executive, once the payments set forth herein have been made.

        5. Release of Claims. Executive and the Company agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, executives, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the "Releasees") and to the Company by Executive. Executive hereby and forever releases the Releasees and the Company hereby and forever releases Executive from, and agree not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees or that the Company may possess against Executive arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

                (a) any and all claims relating to or arising out of Executive's employment relationship with the Company and the termination of that relationship;

                (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers' compensation and disability benefits;

                (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Restraining Notification Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code;

                (e) any and all claims for violation of the federal, or any state, constitution;

                (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                (g) any and all claims for attorneys' fees and costs.

                (h) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement.

        Executive acknowledges and agrees that any breach by him of this Section or of his obligations under Sections 7 or 11 hereof or of any material provisions of the Confidentiality Agreements, shall constitute a material breach of this Agreement, shall cause any remaining obligations of the Company (payment and otherwise) under this Agreement, if any, to immediately terminate, and shall entitle the Company immediately to recover the consideration provided to Executive by this Agreement, except as provided by law; provided, however, that a material breach of the Confidentiality Agreement shall occur only after the delivery of a written notice to Executive by the Company setting forth the details of Executive's purported breach and Executive's failure to cure (to the extent curable) such purported breach within ten (10 business days of receipt of such written notice. Except as provided by law, Executive shall also be responsible to the Company for all costs, attorneys' fees and any and all damages incurred by the Company in: (a) enforcing his obligations under this Section, Sections 7 and 11 and the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim brought or pursued by Executive in violation of the terms of this Agreement.

        Executive and the Company agree that the releases set forth in this section shall be and remain in effect in all respects as complete general releases as to the matters released. These releases do not extend to any obligations incurred under this Agreement.
Notwithstanding anything herein to the contrary, Executive shall not be deemed to have waived any indemnification rights that he may have against the Company, including, but not limited to, rights that he may have against the Company through any indemnification provisions contained in the Company's Certificate of Incorporation and By-Laws and rights that he may have pursuant to the Company's director and officer liability insurance and the Indemnification Agreement, which Indemnification Agreement shall remain in full force and effect.

        6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

        7. California Civil Code Section 1542. Executive represents that he is not aware of any claims against any of the Releasees. The Company represents that it is not aware of any claims against the Executive. The Parties acknowledges that they have consulted with legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        The Parties, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

        8. No Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein. The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Executive. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Executive.

        9. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company or any of its subsidiaries, affiliates, successors, or acquiring companies, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company or any of its subsidiaries, affiliates, successors, or acquiring companies. Executive further agrees that he will not apply for employment with the Company.

        10. Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company's trade secrets and confidential and proprietary information, and non-solicitation of Company Executives. Executive's signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Executive by the Company, developed or obtained by Executive as a result of his employment with the Company, or otherwise belonging to the Company.

        11. No Cooperation. Executive agrees that he will not act in any manner that might damage the business of the Company. The Parties acknowledge that Executive's employment with any of the Company's competitors shall not, in and of itself, constitute a breach of this provision. Executive further agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

        12. Non-Disparagement. Executive agrees not to disparage or defame (including libel and slander) any of the Releasees, and that he will not knowingly interfere with the contracts or relationships of the Releasees. The Company's current officers and directors agree not to disparage or defame (including libel and slander) Executive, and that they will not knowingly interfere with Executive's contracts or business relationships. All inquiries by potential future employers of Executive will be directed to the Company's Chief Financial Officer. Executive may, subject to the Company's prior approval, prepare an e-mail message to the Company's employees regarding Executive's Resignation from the Board of Directors and termination of active service with the Company. If Executive elects to prepare such e-mail, it shall be released by the Company as soon as possible after Executive tenders his resignation from the Board of Directors.

        13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by either Party of any fault or liability whatsoever to the other party or to any third party.

        14. Costs. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with the preparation of this Agreement.

        15. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES AND CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

        16. Tax Consequences. The Company represents and warrants to Executive that it is not aware of any additional items of income or tax liability properly reportable to Executive that have not been so reported or are not otherwise addressed under the provisions of this Agreement and that specific withholding tax liabilities calculated herein have applied the following withholding tax rates: twenty-seven percent (27%) for Federal income taxes; six percent (6%) for State of California income taxes; and one and forty-five one hundredths percent (1.45%) for the employee portion of taxes imposed under the Federal Insurance Contributions Act (FICA). Notwithstanding the foregoing, and other than as provided for herein, the Company makes no further representations or warranties with respect to the tax consequences of the payments provided to Executive or made on his behalf under the terms of this Agreement or during the period of Executive's employment with the Company. Executive agrees and understands that he is responsible for (and the Company is not obligated to, nor will it, indemnify Executive for) payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company or any other payments or benefits that may have been paid or provided to Executive during the period of his employment with the Company and any penalties, interest or assessments thereon. The Company agrees and understands that it is responsible for (and Executive is not obligated to, nor will he, indemnify the Company for) payment, if any, of any penalties, interest or assessments with respect to any withholding taxes that may have been required to have been paid by the Company with respect to any payments made hereunder or any other payments or benefits that may have been paid or provided to Executive during the period of his employment with the Company.

        17. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

        18. No Representations. Each Party represents that it has consulted with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party which are not specifically set forth in this Agreement.

        19. Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

        20. Attorneys' Fees. Except as provided in Section 5 hereof, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

        21. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Executive's relationship with the Company, with the exception of the Employment Agreement and its Amendments, the Indemnification Agreement, the Confidentiality Agreements, the Plan, the RSPA and the Option Agreements (to the extent not otherwise amended hereby).

        22. No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Company's Chief Executive Officer or Chief Operating Officer/Chief Financial Officer.

        23. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions.

        24. Effective Date. This Agreement will become effective after it has been signed by both Parties and after seven days have passed since Executive signed the Agreement (the "Effective Date".) Each Party has seven days after that Party signs the Agreement to revoke it.

        25. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                (a) They have read this Agreement;

                (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice;

                (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                (d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                                                                                                    Sagent Technology Inc.

Dated:                                                                                                          By:
                                                                                                                            Andre Boisvert, CEO

Dated:
                                                                                                                             Ben Barnes

APPROVED AS TO FORM:

                                                                                                                    WILSON SONSINI GOODRICH & ROSATI
                                                                                                                    Professional Corporation

Dated:                                                                                                          By:
                                                                                                                            Karen E. C. Sullivan
                                                                                                                            Attorneys for Sagent Technology, Inc.

                                                                                                                    SEYFARTH SHAW

Dated:                                                                                                           By:
                                                                                                                            James E. Gregory
                                                                                                                            Attorneys for Ben C. Barnes